Exhibit 95
Mine Safety Disclosures

The Company owned or operated sand, gravel, shale, clay, and aggregate quarries during the three months ended June 30, 2017. The Financial Reform Act ("Dodd-Frank") requires us to disclose in our periodic reports filed with the SEC, specific information about each of our quarries comprised of notices, violations, and orders1 made by the Federal Mine Safety and Health Administration pursuant to the Federal Mine Safety and Health Act of 1977.

The following table is a summary of the reportable information required for our quarries that operated during the three months ended June 30, 2017:

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)		Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Rye (4102547)	—	—	—	—	—	$—		—	No	No	—	—	—
Belton (4101043)	—	—	—	—	—	$—		—	No	No	—	—	—
Malloy Bridge (4102946)	—	—	—	—	—	$—		—	No	No	—	—	—
Cottonwood (4104553)	—	—	—	—	—	$—		—	No	No	—	—	—
Wills Point (4104113)	—	—	—	—	—	$—		—	No	No	—	—	—
Indian Village (1600348)	—	—	—	—	—	$116		—	No	No	—	—	—
Kopperl (4104450)	—	—	—	—	—	$—	[2]	—	No	No	—	—	—
Wills Point II (4104071)	—	—	—	—	—	$—		—	No	No	—	—	—
Asa (4104399)	—	—	—	—	—	$—		—	No	No	—	—	—
Paradise (4103253)	—	—	—	—	—	$116		—	No	No	—	—	—
Anacoco (1600543)	—	—	—	—	—	$—		—	No	No	—	—	—
Streetman (4101628)	—	—	—	—	—	$232		—	No	No	—	—	—
Boulder (0504415)	4	—	—	—	—	$—	[3]	—	No	No	—	—	—
Frazier Park (0400555)	—	—	—	—	—	$—	[4]	—	No	No	—	—	—
Livingston (0100034)	—	—	—	—	—	$—	[5]	—	No	No	—	—	—
Erwinville (1600033)	1	—	—	—	—	$1,032		—	No	No	—	—	—
Brooks (1500187)	—	—	—	—	—	$—	[6]	—	No	No	—	—	—

1	Significant and Substantial (S&S) citations are reported on this form. Non-S&S citations are not reported on this form but any assessments resulting from non-S&S citations are reported.
2	One non-S&S citation was issued. Proposed penalty amount still pending.
3	Four S&S citations and four non-S&S citations were issued. Proposed penalty amounts still pending.
4	Two non-S&S citations were issued. Proposed penalty amounts still pending.
5	One non-S&S citation was issued. Proposed penalty amounts still pending.
6	One non-S&S citation was issued. Proposed penalty amounts still pending.